UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement
Amendment No. 3 to Credit Agreement
On April 25, 2017, Microsemi Corporation, a Delaware corporation ("Microsemi") entered into Amendment No. 3 to Credit Agreement ("Amendment No. 3") to its existing Credit Agreement dated as of January 15, 2016, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 29, 2016, and that certain Amendment No. 2 to Credit Agreement, dated as of January 25, 2017, and as supplemented by that certain Increase Term Joinder to Credit Agreement, dated as of June 29, 2016, and that certain Increase Term Joinder No. 2 to Credit Agreement dated as of January 25, 2017 (as amended and supplemented, the "Existing Credit Agreement" and as amended by Amendment No. 3, the "Credit Agreement"), with Morgan Stanley Senior Funding, Inc., as administrative agent, the subsidiary guarantors party thereto and the lenders party thereto.
Pursuant to the Existing Credit Agreement, certain lenders provided senior secured first lien credit facilities, consisting of term loan facilities and a revolving credit facility. Amendment No. 3 provides for, among other things (i) new pricing terms for any revolving loans that may be outstanding from time to time under the Existing Credit Agreement (after giving effect to the amendment, the "Repriced Revolving Loans") and (ii) new pricing terms for the $778,138,750 in aggregate principal amount of term A loans (the "Existing Term A Loans") outstanding under the Existing Credit Agreement immediately prior to the effectiveness of Amendment No. 3 (after giving effect to the amendment, the "Repriced Term A Loans" and together with the Repriced Revolving Loans, the "Repriced Loans"), which Repriced Term A Loans replace the Existing Term A Loans. Immediately prior to and after giving effect to Amendment No. 3, there were no revolving loans outstanding under the Existing Credit Agreement or the Credit Agreement, as applicable.
The Repriced Loans mature January 15, 2021. The Repriced Loans bear interest at Microsemi’s option at Base Rate or LIBOR, plus a margin. The margin for Base Rate Term A Loans is 0.75% and the margin for LIBOR Term A Loans is 1.75%. The Repriced Loans are subject to a 0.00% LIBOR floor.
Except as modified by Amendment No. 3 as described above, the terms of the Repriced Term A Loans are the same as the terms of the Existing Term A Loans and the terms of any Repriced Revolving Loans will be the same as any revolving loans that would have been outstanding under the Credit Agreement immediately prior to the effectiveness of Amendment No. 3.
Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for Microsemi, for which they have received, and will receive, customary fees and expenses.
The foregoing summary of Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On April 27, 2017, Microsemi Corporation issued a press release reporting its second quarter results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3 to Credit Agreement, dated as of April 25, 2017, among Microsemi Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent

99.1	Press release dated April 27, 2017, reporting second quarter results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: April 27, 2017	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 3 to Credit Agreement, dated as of April 25, 2017, among Microsemi Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent

99.1	Press release dated April 27, 2017, reporting second quarter results